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                                                           EXHIBIT 10.12





[LOGO]  M&T Real Estate, Inc.                                      MORTGAGE NOTE


Rochester, New York September 29, 1997 $ 2,000,000.00

BORROWER:  CVC Products, Inc. a(n) |_| individual(s) |_| partnership
|X| corporation |_| trust |_| limited liability company |_| organized under the laws of the State of Delaware Address of residence/chief executive office:
525 Lee Road, Rochester, New York 14603

LENDER: M&T REAL ESTATE, INC., One Fountain Plaza, Buffalo, New York 14203-2399,

Promises to Pay. For value received, the undersigned Borrower promises to pay to the order of the Lender at its office identified above in lawful money of the United States and in immediately available funds, the sum of Two Million and 00/100 DOLLARS ($2,000,000.00) (the "Principle Sum") plus interest on the unpaid portion of the Principal Sum, all amounts if any required for an escrow against taxes and other charges pursuant to the Mortgage defined below (the "Escrow"), and all Expenses (defined below).

Interest. The Borrower shall pay to the Lender interest, calculated on the basis of a 360-day year consisting of twelve (12) 30-day months, on the outstanding Principal Sum from and including the date of this Note to, but not including, the Maturity Date at a rate per year that on each day shall be

      |_| _________% per annum.

      |_| _________% above the rate in effect as the rate announced by
                   Manufacturers and Traders Trust Company, as its prime rate of interest on the first day of the calendar month containing such day.

      |_| _________% above LIBOR for a |_| one month period, |_| two month
                   period, |_| three month period or |_| six month period. If no period is specified, a one month period shall be used. LIBOR is defined on Rider B attached hereto and made a part of this Note by this reference.

      |x| See Rider C attached hereto and made part of this Note by reference.

If no rate is specified, interest shall accrue at the Maximum Legal Rate defined below, fixed as of the date of disbursement.

Maximum Legal Rate. It is the intent of the Lender and the Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family residence, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled and if received by the Lender shall be refunded to the Borrower.

Default Rate. Upon and after the Maturity Date or the occurrence or existence of an Event of Default under the Mortgage, the interest rate on the unpaid Principal Sum shall be increased to 3% per year above the otherwise applicable rate per year, effective as of the date of the default or maturity. No failure to impose or delay in imposing this Default Rate shall be construed as a waiver by the Lender of its right to collect interest at the Default Rate for the period from the Maturity Date or the commencement of the default, as applicable, to but not including the earlier of the date (a) the default is cured to the satisfaction of the Lender in its sole discretion or (b) this Note is paid in full.

Term. The term of this Note is 10 years from the date of issue. The Maturity Date is October 1, 199__/2007.

Repayment of Principal and Interest The Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender in installments as follows:

      (1) one installment of interest payable on the date of this Note equal in amount to the interest which will accrue during the period beginning on the date of this Note and ending on the last calendar day of the same month and year;

|_|   (2)   ______consecutive monthly installments of principal each in the amount of $ _____________________ shall become due and payable on the first day of each month commencing on ________________________ , 199_; with an equal number of installments of interest in amounts which may vary, which shall become due and payable on the first day of each such month;

            OR

|_|   (2)   ______consecutive level monthly installments consisting of both principal and interest amortized over a period of ______ years, each installment being in the amount of $ ________________ , shall become due and payable on the first day of each month commencing on __________________ , 199_. If the Borrower elects a variable interest rate and there is a change in such interest rate, the remaining consecutive level monthly installments consisting of both principal and interest may be adjusted to reflect such change in the interest rate.

            OR

|X|   (2)   See Rider C attached hereto and made part of this Note by reference.

            AND

      (3) one final installment of principal, interest, premiums and Expenses to become due on the Maturity Date and to be equal to the total of the outstanding Principal Sum and all accrued and unpaid interest, premiums and all other amounts owing pursuant to this Note and the Mortgage and remaining unpaid.

Late Charge. If the Borrower fails to pay the whole or any installment of principal or interest owing pursuant to this Note or Escrow payment owing pursuant to the Mortgage within ten days of its due date, the Borrower shall immediately pay to the Lender a late charge equal to six percent (6%) of the delinquent amount.

Application of Payments. Each payment pursuant to this Note shall be applied first to accrued and unpaid interest, next to Principal, next to the Escrow, next to late charges, and finally to Expenses.

Prepayment. See Rider A attached to and made part of this Note by this reference.

Events of Default; Acceleration. This Note is secured by a mortgage dated on or about the date of this Note executed by the Borrower [and by the County of Monroe Industrial Development Agency (if Mortgagor is not Borrower)] (the "Mortgage") and is entitled to the benefits thereof. An Event of Default under the Mortgage is an Event of Default under this Note. All amounts under this Note shall become immediately due and payable without any notice, demand, presentment or protest of any kind (each of which is waived by the Borrower) (a) automatically, if the Borrower or Mortgagor or any guarantor commences any bankruptcy or insolvency proceeding, if voluntary, and upon the lapse of 30 days without dismissal if involuntary, (b) at the sole option of the Lender, upon and during the continuance of any other event or condition specified in the Mortgage as an Event of Default and the passage of any applicable grace period, and (c) at the sole option of the Lender, upon or at any time after the Maturity Date, regardless of whether the Lender has accepted any partial payments after the Maturity Date.

Right of Setoff. If an Event of Default occurs, the Lender or its agents shall have, in addition to its other rights, the right to set off against the amounts owing under this Note any deposit account or other property held by the Lender, its agents or affiliates in any capacity for the Borrower, Mortgagor or any guarantor. Such right of setoff shall be deemed to have been exercised immediately at the time of such election.
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[LOGO]  M&T Real Estate, Inc.                           RIDER A TO MORTGAGE NOTE

            Rider A to Mortgage Note dated September 29, 1997
            in the Original Principal Amount of $2,000,000.00 and Executed by CVC Products, Inc.

Prepayment Premium. During the term of this Note, the Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such prepayment; provided, however, that together with such prepayment, the Borrower shall pay to the Lender a premium equal to the greater of (a) one percent (1%) of the Principal Sum prepaid, or (b) an amount equal to (i) the difference between the Note rate and the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to the term remaining from the date of prepayment to the Maturity Date, in effect two (2) business days prior to the prepayment date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or ommonly available source utilized by Manufacturers and Traders Trust Company multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the Term and the denominator of which is 365, multiplied by (iii) the Principal Sum so prepaid. Upon making any prepayment of the Principal Sum in whole, the Borrower shall pay to the Lender all interest and Expenses owing pursuant to this Note and remaining unpaid. Each partial prepayment of the Principal Sum shall be applied in inverse order of maturity to the principal included in the installments provided for in the paragraph of the Note captioned "Repayment of Principal and Interest."

In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the preceding paragraph.


                                       CVC PRODUCTS, INC.


                                       By: /s/ Emilio O. DiCataldo
                                           -------------------------------------
                                           Emilio O. DiCataldo, Senior Vice
                                           President and Chief Financial Officer

                     Rider C to $2,000,000.00 Mortgage Note
                                      From
                         CVC Products, Inc. ("Borrower")
                                       to
                        M&T Real Estate, Inc. ("Lender")
                            Dated September 29, 1997

      This Rider is intended to supplement the preprinted terms of the above-referenced Note and Rider A, however, in the event of a conflict between the terms of this Rider and the terms of the Note and Rider A, the terms of this Rider shall prevail.

Interest Rate

      I. From and including the date of this Note to the earlier of (a) October 1, 1999 or (b) the date the Lender's participation in the Excelsior Linked Deposit Program sponsored by the New York State Department of Economic Development (the "Excelsior Program") terminates with respect to this Note, the Borrower shall pay to the Lender interest on a portion of the Principal Sum in the amount of $500,000.00 at the fixed rate of 5.29% per annum. From and including the date of this Note to the earlier of (a) October 1, 1999 or (b) the date the Lender's Excelsior Program terminates with respect to this Note, the Borrower shall pay to the Lender interest on the remaining $1,500,000.00 of the Principal Sum at the fixed rate of 8.29% per annum.

      II. From either (a) or (b) above to October 1, 2002 (the "Adjustment Date"), the Borrower shall pay to the Lender interest on the Principal Sum at the fixed rate of 8.29% per annum.

      III. From and including the Adjustment Date to but not including October 1, 2007 (the "Maturity Date"), the Borrower shall pay interest on the Principal Sum at a rate per year which shall be either:

Option A (Fixed Rate):

      The rate per year of such interest shall be a fixed rate equal to 225 basis points above the yield on United States Treasury Obligations adjusted to a constant maturity of five (5) years in effect two (2) business days prior to the Adjustment Date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting system index or commonly available source utilized by the Lender.

Option B (Variable Rate):

      The rate per year of such interest shall be one-half percent (.50%) above the rate announced by Manufacturers and Traders Trust Company as its prime rate of interest on the first day of the calendar month containing such day (the "Prime Rate").

      Borrower shall select either Option A or Option B by written notice to Lender not less than ten (10) days prior to the Adjustment Date. If no selection is made, Option B shall be effective on the Adjustment Date.

Repayment of Principal and Interest

      Commencing on November 1, 1997 and continuing monthly thereafter until the Maturity Date, the Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender in installments as follows:

                  A. For the two (2) year period beginning on November 1, 1997, the Principal Sum shall be allocated to two (2) separate amounts for purposes of repayment:

                  (1) Commencing on November 1, 1997, 24 installments of
            principal and interest in the amount required to fully amortize $500,000.00 of the Principal Sum at the rate of 5.29% over a twenty
            (20) year period, each installment in the amount of $3,380.40, such installments to become due on the first day of each succeeding calendar month through and including October 1, 1999.

                  (2) Commencing on November 1, 1997, 24 installments of
            principal and interest in the amount required to fully amortize the remaining $1,500,000.00 of the Principal Sum at the rate of 8.29% over a twenty (20) year period, each installment in the amount of $12,818.67, such installments to become due on the first day of each succeeding calendar month through and including October 1, 1999.

                  B. For the three (3) year period beginning on November 1,
            1999:

                  (1) Commencing on November 1, 1999, 36 installments of
            principal and interest in the amount required to fully amortize the Principal Sum over an eighteen (18) year period, such installments to become due on the first day of each succeeding calendar month through and including October 1, 2002.

                  If the Excelsior Program terminates prior to October 1, 1999, the monthly installments provided for in this Subsection B(1) shall commence on the first day of the month following such termination and payments shall be based upon the remaining amortization period.

                  C. For the five (5) year period beginning on the Adjustment
            Date whether the Variable Rate or Fixed Rate is effective:

                  (1) fifty-nine (59) installments of principal and interest in the amount required to fully amortize the Principal Sum over a fifteen (15) year period, with the first of such installments to become due on the first day of the month following the Adjustment Rate and one of such installments to become due on the first day of each succeeding calendar month to the Maturity Date.

                  (2) one final installment of principal and interest to become due on the Maturity Date and to be equal to the total of the outstanding Principal Sum, and all interest, premiums, Expenses and all other sums owing pursuant to this Note and remaining unpaid.

            In the event the Prime Rate is increased or decreased while the Variable Rate is effective, the Variable Rate will be increased or decreased as of the first day of the next succeeding month following such change, so that the Variable Rate shall at all times be one-half percent (.50%) per annum higher than the Prime Rate. In the event of such change in the Variable Rate, the monthly payments provided for in this paragraph shall be adjusted so as to reflect the change in the Variable Rate, and the installment of principal and interest required to fully amortize the Principal Sum over the remaining amortization term at the increased or decreased Variable Rate shall be effective as of the first day of the second month following a change in the Prime Rate, provided that in the event the Prime Rate changes on the first day of a month, the installment of principal and interest required to fully amortize the Principal Sum over the remaining amortization term at the increased or decreased Variable Rate shall be effective as of the first day of the next succeeding month following such change.

Prepayment

            Notwithstanding the provisions of Rider A to this Note:

      A. In the event the Variable Rate is in effect, the Borrower shall have the option of paying the Principal Sum to the Lender in advance in full or in part at any time and from time


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

      to time upon written notice received by the Lender at least 30 days prior to making such payment, without premium.

      B. In the event the Variable Rate is not in effect, the Borrower shall have the option of paying the Principal Sum to the Lender in advance in full or in part at any time and from time to time upon written notice received by the Lender at least 30 days prior to making such payment in accordance with Rider A attached, except that no prepayment premium shall be due during the thirty (30) days immediately preceding the Adjustment Date.


                                            CVC PRODUCTS, INC.


                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Emilio O. DiCataldo,
                                            Senior Vice President and Chief
                                            Financial Officer

STATE OF NEW YORK )
COUNTY OF MONROE  )  SS:

            On this 29th day of September, 1997, before me, the subscriber, personally appeared EMILIO 0. DiCATALDO, to me known, who, being by me duly sworn, did depose and say that he resides in Rochester, New York, that he is a Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.



                                        /s/ Kevin V. Recchia
                                        ----------------------------------------
                                        Notary Public


                                                      KEVIN V. RECCHIA
                                              Notary Public, State of New York
                                                      No. 02RE5004856
                                                 Qualified in Monroe County
                                             Certificate Filed in Monroe County
                                             Commission Expires Nov. 23, 1998


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